EXHIBIT 27

                             FINANCIAL DATA SCHEDULE

     The schedule contains summary financial information extracted from the consolidated financial statements and is qualified in its entirety by reference to such financial statements.


                              (Multiplier of 1,000)

Period Type                                6 months
Fiscal Year end                   December 31, 1996
Period Start                        January 1, 1996
Period End                            June 30, 1996
Cash                                          2,241
Securities                                        0
Receivables                                  66,185
Allowances                                    1,300
Inventory                                         0
Current Assets                               86,607
PP&E                                         15,051
Depreciation                                  4,767
Total Assets                                404,250
Current Liabilities                          60,818
Bonds                                             0
Preferred Mandatory                               0
Preferred                                         0
Common                                          137
Other-Stockholders' Equity                  107,757
Total Liability and Equity                  404,250
Sales                                        86,397
Total Revenues                               86,397
CGS                                          75,259
Total Costs                                  75,259
Other Expense (Income)                        (111)
Loss Provision                                    0
Interest Expense                             10,134
Income Pretax                                 1,115
Income Tax Provision                            719
Continuing Income                               396
Discontinued                                      0
Extraordinary                                     0
Changes                                           0
Net Income                                      396
EPS Primary                                    $.03
EPS Diluted                                     N/A